Exhibit 99.1
WESTIN HOTELS LIMITED PARTNERSHIP
(A LIMITED PARTNERSHIP)
BALANCE SHEET
(unaudited)

August 9, 2007
ASSETS
Cash and cash equivalents	$3,478,049
Total current assets	3,478,049
TOTAL ASSETS	$3,478,049

PARTNERS’ CAPITAL
PARTNERS’ CAPITAL
Limited partner	3,478,049
Total partners’ capital	3,478,049
TOTAL PARTNERS’ CAPITAL	$3,478,049